TERM NOTE

  $2,400,000.00                                            Wheeling, WV
                                                           October 16,  1998

          FOR VALUE RECEIVED, the undersigned, OHIO KEY I, INC. and OHIO KEY II, INC., Florida corporations (hereinafter collectively called "Borrower"), promises to pay to the order of WESBANCO BANK WHEELING, a West Virginia banking corporation (hereinafter called "Bank"), at the principal office of the Bank in Wheeling, West Virginia, or such other place as the holder hereof may designate in writing, the principal sum of TWO MILLION FOUR HUNDRED THOUSAND DOLLARS ($2,400,000.00), together with interest on the unpaid balance hereof at the rate of Seven and One-half Percent (7-1/2%) per annum.

         The interest on said Term Note and the principal thereof shall be repaid in the following manner:

                   (a) Interest only payments for the period of two (2) years from and after the date hereof, with interest payments beginning on the 16th day of November, 1998, and continuing for a period of twenty-four (24) months thereafter. The Bank shall submit to the Borrower monthly invoices for the amount of interest due on this Term Note .which shall be promptly paid by the Borrower within ten (10) days of receipt thereof.

                   (b) Beginning on the 16th day of October, 2000, Borrower shall institute monthly payments of both principal and interest in the amount of Seventeen Thousand Seven Hundred Thirty-six Dollars ($17,736.00). Borrower shall make such monthly payments of principal and interest on the same day of each month thereafter until the fifth anniversary of the date of execution hereof.

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                   (c) Any unpaid principal balance and all unpaid and accrued interest, if not sooner paid, shall be paid in full on the fifth anniversary from and after the date of execution hereof, namely the 16th day of October, 2003.

          Borrower may prepay the principal amount outstanding in whole or in part. Any partial prepayment shall be applied against the principal amount and shall not postpone the due date of any subsequent monthly installment or change the amount of such installments.

          Presentment, notice of dishonor and protest are hereby waived by all makers, sureties, guarantors and endorsers hereof. This Term Note shall be the joint and several obligation of all makers, sureties, guarantors and endorsers and shall be binding upon them and their successors and assigns.

          The indebtedness evidenced by this Term Note is secured by a Deed of Trust of even date herewith and a Loan and Security Agreement and references are hereby made to said instruments for rights as to acceleration of the indebtedness evidenced by this Term Note.

                                            OHIO KEY I, INC.

                                            By  /s/  C. John Knorr, Jr.
                                                -----------------------
                                                   Its    President

                                            OHIO KEY II, INC.

                                            By  /s/  C. John Knorr, Jr.
                                                -----------------------
                                                   Its    President

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